UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2026

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AEBI SCHMIDT HOLDING AG

(Exact name of registrant as specified in its charter)

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Switzerland	001-42663	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Schulstrasse 4

Frauenfeld, Switzerland CH-8500

(Address of Principal Executive Offices) (Zip Code)

+41 44-308-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AEBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 13, 2026, Aebi Schmidt Holding AG (“Aebi Schmidt”) issued the press release and investor presentation, attached hereto as Exhibits 99.1 and 99.2, respectively, regarding Aebi Schmidt’s business and long-term strategy.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2, attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated July 13, 2026
99.2	Investor Presentation dated July 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Aebi Schmidt Holding AG has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEBI SCHMIDT HOLDING AG

Date: July 13, 2026	By:	/s/ Barend Fruithof
	Name:	Barend Fruithof
	Title:	Group CEO

Date: July 13, 2026	By:	/s/ Marco Portmann
	Name:	Marco Portmann
	Title:	Group CFO